Exhibit 99.1

Assurant Reports First Quarter 2021 Financial Results
Strong Performance Led by More Favorable Loss Experience in Global Housing and Continued Growth in Global Automotive, Multifamily Housing and Connected Living

Company Increases 2021 Outlook to Deliver Double-Digit EPS Growth, Ex. Catastrophes

NEW YORK, May 4, 2021 — Assurant, Inc. (NYSE: AIZ), a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases, today reported results for the first quarter ended March 31, 2021.

“Our first quarter results came in stronger than expected, due to more favorable loss experience in our specialty P&C products, as well as continued growth across our Global Automotive, Multifamily Housing and Connected Living businesses,” said Assurant President and CEO Alan Colberg. “Our success has been supported by the breadth and depth of our multi-channel distribution strategy across our businesses, together with an unrelenting focus on innovation, both of which have contributed to our significant growth.”

Colberg added, “Following a strong start to the year, we now expect net operating income, excluding catastrophes, per diluted share to increase by 10 to 14 percent from continued profitable growth and share repurchases. Through the actions we’ve taken to focus our portfolio and drive momentum across our Connected World offerings, we continue to feel confident about the long-term growth opportunities across the global markets where we compete.”

(Unaudited)	Q1'21	Q1'20	Change
$ in millions, except where noted
GAAP net income	148.5	148.6	0%
GAAP net income per diluted share	$2.41	$2.32	4%

Net operating income[1]	147.8	148.5	0%
Net operating income per diluted share[2]	$2.47	$2.41	2%

Net operating income, ex. reportable catastrophes[3]	182.3	161.4	13%
Net operating income, ex. reportable catastrophes, per diluted share[4]	$3.03	$2.61	16%

Adjusted EBITDA, ex. reportable catastrophes[5]	302.2	264.0	14%
First Quarter 2021 Summary:
•Net income was flat versus prior year period, while net income per diluted share increased 4 percent
•Net operating income, excluding reportable catastrophes3, up 13 percent to $182.3 million
•Net operating income, excluding reportable catastrophes, per diluted share4, up 16 percent to $3.03
•Adjusted EBITDA, excluding reportable catastrophes5, up 14 percent to $302.2 million

•Holding company liquidity was $332 million
•Share repurchases and common stock dividends totaled $80 million; completed more than 70 percent of its $1.35 billion three-year capital return objective since 2019
•Increased 2021 outlook to 10 to 14 percent growth in net operating income, excluding reportable catastrophes, per diluted share6; Adjusted EBITDA, excluding reportable catastrophes6, to increase at a modestly higher rate than net operating income, excluding reportable catastrophes
Note: References to net income and net income per diluted share throughout this press release refer to net income from continuing operations. The net income (loss) of the Global Preneed segment and related legal entities was reported in our revised financial supplement as of December 31, 2020 and published on April 15, 2021, and will be reported as discontinued operations in the company’s GAAP financial statements beginning with first quarter 2021. Metrics listed above other than net income and net income per diluted share are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section beginning on page 8.

First Quarter 2021 Consolidated Results

(Unaudited)	Q1'21	Q1'20	Change
$ in millions

GAAP net income	148.5	148.6	0%
GAAP Corporate and Other segment net loss	(48.0)	(46.5)	(3)%

Net operating income
Global Lifestyle[7]	129.1	120.9	7%
Global Housing[7]	67.4	74.2	(9)%
Corporate and Other[8]	(21.6)	(21.8)	1%
Interest expense	(22.4)	(20.1)	(11)%
Preferred stock dividends	(4.7)	(4.7)	0%
Net operating income[1]	147.8	148.5	0%
Reportable catastrophes	34.5	12.9
Net operating income, ex. reportable catastrophes[3]	182.3	161.4	13%
Adjusted EBITDA, ex. reportable catastrophes
Global Lifestyle[5]	193.0	174.0	11%
Global Housing[5]	137.1	117.3	17%
Corporate and Other[5]	(27.9)	(27.3)	2%
Adjusted EBITDA, ex. reportable catastrophes[5]	302.2	264.0	14%
Note: Some of the metrics above are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section beginning on page 8. Additional details regarding key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx
•Net income was $148.5 million, or $2.41 per diluted share, roughly flat compared to first quarter 2020 net income of $148.6 million, or $2.32 per diluted share, as the absence of a $79.3 million one-time tax benefit in first quarter 2020 was offset by higher net realized gains on investments compared to net realized losses in the prior year period.

•Net operating income1 totaled $147.8 million, or $2.47 per diluted share2, roughly flat compared to first quarter 2020 net operating income of $148.5 million, or $2.41 per diluted share, as earnings growth was offset by $21.6 million of higher reportable catastrophes compared to the prior year. Excluding reportable catastrophes, net operating income3 for first quarter 2021 increased 13 percent to $182.3 million, compared to $161.4 million in the prior year period, primarily driven by more favorable non-catastrophe loss experience and Multifamily Housing growth in Global Housing as well as continued expansion in Global Automotive and Connected Living within Global Lifestyle.

•Adjusted EBITDA, excluding reportable catastrophes5 increased 14 percent compared to the prior year period, greater than the increase in net operating income excluding reportable catastrophes, which reflects higher amortization of purchase asset intangibles from auto and mobile-related acquisitions and an increase in depreciation expense related to major information technology initiatives.

•Revenue from the Global Lifestyle and Global Housing segments totaled $2.36 billion compared to $2.45 billion in first quarter 2020, reflecting the impact from a previously disclosed mobile contract change. Absent this change, revenue was flat year-over-year, as growth in Global Automotive within Global Lifestyle was offset by a modest decline in Global Housing.
Note: Throughout this press release, revenue refers to net earned premiums, fees and other income. GAAP revenue is equal to net earned premiums, fees and other income, net investment income, net realized gains (losses) on investments and amortization of deferred gains and gains on disposal of businesses.

Reportable Segments

Global Lifestyle

$ in millions	Q1'21	Q1'20	Change
Net operating income[7]	129.1	120.9	7%
Adjusted EBITDA[5]	193.0	174.0	11%
Revenue	1,862.3	1,946.9	(4)%
Note: References to Adjusted EBITDA within Global Lifestyle exclude reportable catastrophes.

•Net operating income7 increased in first quarter 2021 compared to the prior year period. Earnings growth was primarily driven by strong results in Global Automotive, including a $4.3 million one-time benefit, as well as higher investment income and underlying global growth. Connected Living results also increased from mobile subscriber growth in Asia Pacific and North America, higher trade-in volumes and contributions from recent acquisitions. First quarter 2020 included $11.7 million of one-time benefits within Connected Living and Global Automotive.

•Adjusted EBITDA5 increased compared to the prior year period, greater than the increase in net operating income, which reflects higher amortization of purchased asset intangibles from auto and mobile-related acquisitions and an increase in depreciation expense related to major information technology initiatives.

•Revenue decreased in the first quarter 2021, reflecting the impact from the previously disclosed mobile program contract change. Excluding this $98 million reduction, revenue was flat year-over-year.

Global Housing

$ in millions	Q1'21	Q1'20	Change
Net operating income[7]	67.4	74.2	(9)%
Reportable catastrophes	34.5	12.8
Net operating income, ex. reportable catastrophes	101.9	87.0	17%
Revenue	493.0	500.4	(1)%

•Net operating income7 decreased in first quarter 2021 compared to the prior year period, driven by $21.7 million of higher reportable catastrophes primarily from the severe winter storms in Texas.

Excluding reportable catastrophes, net operating income increased, primarily due to favorable non-catastrophe loss experience, mainly in specialty products driven by underwriting improvements and lower overall claims frequency, as well as growth in Multifamily Housing. Lender-placed also benefited from higher premium rates, though lower real estate owned volumes, due to foreclosure moratoriums, offset results.

•Revenue decreased in first quarter 2021, primarily due to declines in specialty products, including the expected run-off from small commercial, as well as a modest decline in lender-placed. The decrease was partially offset by growth in Multifamily Housing.

Corporate and Other

$ in millions	Q1'21	Q1'20	Change
GAAP segment net loss	(48.0)	(46.5)	(3)%
Net operating loss[8]	(21.6)	(21.8)	1%
•Segment net loss increased in first quarter 2021 compared to the prior year period due to the same factors noted earlier for net income.

•Net operating loss8 was roughly flat in first quarter 2021 compared to the prior year period.

Holding Company Liquidity Position

•Holding company liquidity totaled $332 million as of March 31, 2021, or $107 million above the company’s current targeted minimum level of $225 million.

Dividends paid by operating segments to the holding company in first quarter 2021 totaled $183 million. In addition to quarterly interest, preferred stock dividends and Corporate expenses, the company had $60 million of cash outflows including the previously mentioned repayment of the remaining $50 million in principal of its 2021 Senior Notes that were due in March 2021, as well as $10 million mainly related to the acquisition of TRYGLE and investments within Assurant Ventures.

•Share repurchases and common and preferred dividends totaled $85 million in first quarter 2021. During first quarter 2021, Assurant repurchased 308 thousand shares of common stock for $42 million. From April 1 through April 30, 2021, the company repurchased an additional 95 thousand shares for approximately $14 million, with $731 million remaining under the current repurchase authorizations. Dividends to shareholders totaled $43 million, including $38 million in common stock dividends and $5 million in preferred stock dividends, all of which converted to common stock in March 2021.

•On March 9, 2021, the company announced it has signed a definitive agreement to sell its Global Preneed business and its related legal entities and assets to CUNA Mutual Group for approximately $1.3 billion in cash, with expected net proceeds of approximately $1.2 billion. Assurant continues to expect to close the transaction by the end of the third quarter of 2021, subject to regulatory approvals and other customary closing conditions.

2021 Company Outlook6

$ in millions, unless otherwise noted	FY 2020	YTD 2021	2021 Outlook[6]
Net operating income, ex. reportable catastrophes, per diluted share	$9.88	$3.03	10-14% growth
Net operating income, ex. reportable catastrophes	605.4	182.3	High single-digit growth
Global Lifestyle	437.2	129.1	High-single-digit growth
Global Housing, ex. reportable catastrophes	371.0	101.9	Modest decline
Corporate and Other	(102.9)	(21.6)	~ (90.0)
Interest expense	(81.2)	(22.4)	~ (90.0)

Adjusted EBITDA, ex. reportable catastrophes	1,013.4	302.2	Modestly higher growth rate than NOI, ex. reportable catastrophes
Note: Some of the metrics above are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section beginning on page 8. Additional details regarding key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

For full-year 2021, the company now expects:

Assurant net operating income, excluding reportable catastrophes, per diluted share6, to increase approximately 10 to 14 percent from $9.88 in 2020. This represents an increase from the company’s prior outlook of 9 percent growth for full year 2021.

Results for 2021 are expected to be driven primarily by growth within Global Lifestyle and a lower Corporate loss, as well as share repurchases, including the completion of the company’s three-year capital return objective and initial deployment of proceeds from the expected sale of Global Preneed.

•Growth in net operating income, excluding reportable catastrophes6, is expected to be mainly driven by high single-digit growth in Global Lifestyle6, with expansion across all lines of business, as well as a lower Corporate loss. This will be partially offset by modest declines in Global Housing net operating income, excluding reportable catastrophes6, mainly from an expected increase in non-catastrophe losses to more normalized levels.

Adjusted EBITDA, excluding reportable catastrophes6, is expected to grow at a modestly higher rate than net operating income, excluding reportable catastrophes, due to double-digit Adjusted EBITDA growth in Global Lifestyle.

•Business segment dividends from Global Lifestyle and Global Housing to approximate segment net operating income, including reportable catastrophes. This is subject to the growth of the businesses, rating agency and regulatory capital requirements, and investment portfolio performance.

•Capital to be deployed to support business growth, fund investments and return capital to shareholders in the form of share repurchases and dividends, subject to Board approval and market conditions.

Earnings Conference Call
The first quarter 2021 earnings conference call and webcast will be held Wednesday, May 5, 2021 at 8:00 a.m. ET. The live and archived webcast, along with supplemental information, will be available on Assurant’s Investor Relations website:
https://ir.assurant.com/investor/default.aspx

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases. Anticipating the evolving needs of consumers, Assurant partners with the world’s leading brands to develop innovative products and services and to deliver an enhanced customer experience. A Fortune 500 company with a presence in 21 countries, Assurant offers mobile device solutions; extended service contracts; vehicle protection services; pre-funded funeral insurance; renters insurance; lender-placed insurance products; and other specialty products. The Assurant Foundation strengthens communities by supporting charitable partners that help protect where people live and can thrive, connect with local resources, inspire inclusion and prepare leaders of the future.

Learn more at assurant.com or on Twitter @AssurantNews.

Media Contact:
Linda Recupero
Senior Vice President, Enterprise Communication
Phone: 201.519.9773
linda.recupero@assurant.com

Investor Relations Contacts:
Suzanne Shepherd
Senior Vice President, Investor Relations
Phone: 201.788.4324
suzanne.shepherd@assurant.com

Sean Moshier
Assistant Vice President, Investor Relations
Phone: 914.204.2253
sean.moshier@assurant.com

Safe Harbor Statement
Some of the statements included in this news release and its exhibits, particularly those with respect to the closing of the Global Preneed transaction, including our financial plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by the use of words such as “outlook,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release or its exhibits are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. The following factors could cause our actual results to differ materially from those currently estimated by management, including those projected in the company outlook:
(i)the loss of significant clients, distributors or other parties with whom we do business, or if we are unable to renew contracts with them on favorable terms, or if those parties face financial, reputational or regulatory issues;
(ii)significant competitive pressures, changes in customer preferences and disruption;
(iii)the failure to implement our strategy and to attract and retain key personnel, including key executives and senior management;
(iv)the failure to find suitable acquisitions at attractive prices, integrate acquired businesses effectively or grow organically;
(v)our inability to recover should we experience a business continuity event;
(vi)the failure to manage vendors and other third parties on whom we rely to conduct business and provide services to our clients;
(vii)risks related to our international operations;
(viii)declines in the value of mobile devices, the risk of guaranteed buybacks, or export compliance or other risks in our mobile business;
(ix)our inability to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships;
(x)risks associated with joint ventures, franchises and investments in which we share ownership and management with third parties;
(xi)negative publicity relating to our business or industry;
(xii)the impact of general economic, financial market and political conditions and conditions in the markets in which we operate;
(xiii)the impact of the COVID-19 pandemic and measures taken in response thereto;
(xiv)the impact of catastrophic and non-catastrophe losses, including as a result of climate change;
(xv)the adequacy of reserves established for claims and our inability to accurately predict and price for claims;
(xvi)a decline in financial strength ratings of our insurance subsidiaries or in our corporate senior debt ratings;
(xvii)fluctuations in exchange rates;
(xviii)an impairment of goodwill or other intangible assets;
(xix)the failure to maintain effective internal control over financial reporting;
(xx)unfavorable conditions in the capital and credit markets;
(xxi)a decrease in the value of our investment portfolio, including due to market, credit and liquidity risks, and changes in interest rates;
(xxii)impairment of our deferred tax assets;
(xxiii)the unavailability or inadequacy of reinsurance coverage and the credit risk of reinsurers, including those to whom we have sold business through reinsurance;
(xxiv)the credit risk of some of our agents, third-party administrators and clients;
(xxv)the inability of our subsidiaries to pay sufficient dividends to the holding company and limitations on our ability to declare and pay dividends or repurchase shares;
(xxvi)the failure to effectively maintain and modernize our information technology systems and infrastructure, or the failure to integrate those of acquired businesses;
(xxvii)breaches of our information systems or those of third parties with whom we do business, or the failure to protect the security of data in such systems, including due to cyber-attacks and as a result of working remotely;
(xxviii)(xxviii)    the costs of complying with, or the failure to comply with, extensive laws and regulations to which we are subject, including those related to privacy, data security, data protection or tax;
(xxix)the impact of litigation and regulatory actions;
(xxx)reductions or deferrals in the insurance premiums we charge;

(xxxi)changes in insurance, tax and other regulation;
(xxxii)volatility in our common stock price and trading volume; and
(xxxiii)employee misconduct.
For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as filed with the SEC.
Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures to analyze the company’s operating performance for the periods presented in this news release. Assurant’s non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.
(1)Assurant uses net operating income as an important measure of the company’s operating performance. Net operating income equals GAAP net income from continuing operations, excluding net realized gains (losses) on investments (which includes unrealized gains (losses) on equity securities and changes in fair value of direct investments in collateralized loan obligations), COVID-19 direct and incremental expenses, the CARES Act tax benefit, net income (loss) attributable to non-controlling interests, as well as other highly variable or unusual items other than reportable catastrophes. The company believes net operating income provides investors with a valuable measure of the performance of the company’s ongoing business because the excluded items do not represent the ongoing operations of the company. The comparable GAAP measure is net income from continuing operations.

(UNAUDITED)	1Q	1Q
($ in millions)	2021	2020
GAAP net income from continuing operations	$148.5	$148.6
Adjustments, pre-tax:
Net realized (gains) losses on investments	(0.9)	85.0
COVID-19 direct and incremental expenses	3.0	3.0
CARES Act tax benefit (after-tax)	—	(79.3)
Other adjustments(1)	1.9	12.9
Benefit for income taxes	(0.2)	(15.9)
Net loss (income) attributable to non-controlling interests	0.2	(1.1)
Preferred stock dividends	(4.7)	(4.7)
Net operating income	$147.8	$148.5
(1)Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(2)Assurant uses net operating income per diluted share as an important measure of the company’s stockholder value. Net operating income per diluted share equals net operating income (defined above) plus any dilutive preferred stock dividends divided by the weighted average number of diluted shares outstanding. The company believes this metric provides investors with a valuable measure of stockholder value because it excludes items that do not represent the ongoing operations of the company. The comparable GAAP measure is net income from continuing operations per diluted share, defined as net income from continuing operations plus any dilutive preferred stock dividends divided by the weighted average number of diluted shares outstanding.

(UNAUDITED)	1Q	1Q
	2021	2020
GAAP net income from continuing operations per diluted share(1)	$2.41	$2.32
Adjustments, pre-tax:
Net realized (gains) losses on investments	(0.02)	1.34
COVID-19 direct and incremental expenses	0.05	0.05
CARES Act tax benefit (after-tax)	—	(1.25)
Other adjustments(2)	0.03	0.20
Benefit for income taxes	—	(0.25)
Net operating income per diluted share(1)	$2.47	$2.41
(1)Information on the share counts used in the per share calculations are included in the Financial Supplement located on Assurant’s Investor Relations website https://ir.assurant.com/investor/default.aspx
(2)Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(3)Assurant uses net operating income (defined above), excluding reportable catastrophes (which represents individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as another important measure of the company’s operating performance. The company believes this metric provides investors with a valuable measure of the performance of the company’s ongoing business because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income from continuing operations.

(UNAUDITED)	1Q	1Q
($ in millions)	2021	2020
GAAP net income from continuing operations	$148.5	$148.6
Adjustments, pre-tax:
Net realized (gains) losses on investments	(0.9)	85.0
Reportable catastrophes	43.6	16.3
COVID-19 direct and incremental expenses	3.0	3.0
CARES Act tax benefit (after-tax)	—	(79.3)
Other adjustments(1)	1.9	12.9
Benefit for income taxes	(9.3)	(19.3)
Net loss (income) attributable to non-controlling interests	0.2	(1.1)
Preferred stock dividends	(4.7)	(4.7)
Net operating income, excluding reportable catastrophes	$182.3	$161.4
(1)Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(4)Assurant uses net operating income, excluding reportable catastrophes, (defined above), per diluted share (defined above) as another important measure of the company's stockholder value. The company believes this metric provides investors with a valuable measure of stockholder value because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income from continuing operations per diluted share, defined as net income from continuing operations plus any dilutive preferred stock dividends less net income from non-controlling interests divided by the weighted average number of diluted shares outstanding.

(UNAUDITED)	1Q	1Q	12 Months
	2021	2020	2020
GAAP net income from continuing operations per diluted share(1)	$2.41	$2.32	$8.22
Adjustments, pre-tax:
Net realized (gains) losses on investments	(0.02)	1.34	0.15
Reportable catastrophes	0.71	0.26	2.75
COVID-19 direct and incremental expenses	0.05	0.05	0.42
CARES Act tax benefit (after-tax)	—	(1.25)	(1.34)
Other adjustments(2)	0.03	0.20	0.30
Benefit for income taxes	(0.15)	(0.31)	(0.62)
Net operating income, excluding reportable catastrophes, per diluted share(1)	$3.03	$2.61	$9.88
(1)Information on the share counts used in the per share calculations are included in the Financial Supplement located on Assurant’s Investor Relations website https://ir.assurant.com/investor/default.aspx
(2)Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(5)Assurant uses Adjusted EBITDA, excluding reportable catastrophes, as an important measure of the company’s performance. Assurant defines Adjusted EBITDA, excluding reportable catastrophes, as net operating income, excluding reportable catastrophes (defined above), excluding interest expense, provision (benefit) for income taxes, depreciation expense and amortization of purchased intangible assets. Amortization of purchased intangible assets is excluded from this non-GAAP measure of performance because the company believes it (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, as the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted EBITDA, revenue generated from such intangible assets is included within the revenue in determining Adjusted EBITDA. The company believes Adjusted EBITDA provides investors with a valuable measure of the company’s performance, including underlying profitability and ongoing operations, and reflects its ongoing shift to more service-oriented, fee-based businesses. In addition, it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income from continuing operations.

(UNAUDITED)	1Q	1Q
($ in millions)	2021	2020
GAAP net income from continuing operations	$148.5	$148.6
Less:
Interest expense	28.4	25.5
Provision (benefit) for income taxes	44.6	(48.5)
Depreciation expense	16.8	12.4
Amortization of purchased intangible assets	17.0	11.2
Adjustments, pre-tax:
Net realized (gains) losses on investments	(0.9)	85.0
Reportable catastrophes	43.6	16.3
COVID-19 direct and incremental expenses	3.0	3.0
Other adjustments(1)	1.0	11.9
Net loss (income) attributable to non-controlling interests	0.2	(1.4)
Adjusted EBITDA, excluding reportable catastrophes	$302.2	$264.0

(UNAUDITED)	1Q 2021			1Q 2020
($ in millions)	Global Lifestyle	Global Housing	Corporate and Other	Global Lifestyle	Global Housing	Corporate and Other
GAAP net income from continuing operations	$129.1	$67.4	$(48.0)	$120.9	$74.2	$(46.5)
Less:
Interest expense	—	—	28.4	—	—	25.5
Provision (benefit) for income taxes	40.2	17.4	(13.0)	38.2	19.3	(106.0)
Depreciation expense	9.0	6.4	1.4	5.9	5.3	1.2
Amortization of purchased intangible assets	14.7	2.3	—	8.8	2.4	—
Adjustments, pre-tax:
Net realized (gains) losses on investments	—	—	(0.9)	—	—	85.0
Reportable catastrophes	—	43.6	—	0.2	16.1	—
COVID-19 direct and incremental expenses	—	—	3.0	—	—	3.0
Other adjustments(1)	—	—	1.0	—	—	11.9
Net loss (income) attributable to non-controlling interests	—	—	0.2	—	—	(1.4)
Adjusted EBITDA, excluding reportable catastrophes	$193.0	$137.1	$(27.9)	$174.0	$117.3	$(27.3)
(1)Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(6)The company outlook for (i) net operating income, excluding reportable catastrophes, per diluted share, (ii) net operating income, excluding reportable catastrophes, (iii) net operating income, excluding reportable catastrophes, for Global Lifestyle and Global Housing, (iv) Corporate and Other net operating loss, (v) Adjusted EBITDA, excluding reportable catastrophes, and (vi) Adjusted EBITDA, excluding reportable catastrophes, for Global Lifestyle, each constitute forward-looking information and the company believes that it cannot reconcile such forward-looking information to the most comparable GAAP measure without unreasonable efforts. Many of the GAAP components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation. The company is able to quantify a full-year estimate of interest expense, preferred stock dividends, and amortization of purchased intangible assets (pre-tax), which are expected to be approximately $90 million, $5 million, and $65 million, respectively. The interest expense estimate assumes no additional debt is incurred or extinguished in the forecast period and excludes after-tax interest expenses included in debt extinguishment and other related costs.

(7)Segment net operating income of the Global Lifestyle and Global Housing operating segments is equal to GAAP segment net income.

(8)Assurant uses Corporate and Other net operating loss as an important measure of the Corporate and Other segment’s performance. Corporate and Other net operating loss equals GAAP Corporate and Other segment net loss from continuing operations, excluding interest expense, net realized gains (losses) on investments (which includes unrealized gains (losses) on equity securities and changes in fair value of direct investments in collateralized loan obligations), COVID-19 direct and incremental expenses, the CARES Act tax benefit, net income (loss) attributable to non-controlling interests, as well as other highly variable or unusual items other than reportable catastrophes. The company believes Corporate and Other net operating loss provides investors a valuable measure of the performance of the company’s corporate segment because it excludes highly variable items that do not represent the ongoing results of the company’s corporate segment. The comparable GAAP measure is Corporate and Other segment net loss from continuing operations.

(UNAUDITED)	1Q	1Q
($ in millions)	2021	2020
GAAP Corporate and Other segment net loss from continuing operations	$(48.0)	$(46.5)
Adjustments, pre-tax:
Net realized (gains) losses on investments	(0.9)	85.0
COVID-19 direct and incremental expenses	3.0	3.0
CARES Act tax benefit (after-tax)	—	(79.3)
Interest expense	28.4	25.5
Other adjustments(1)	1.9	12.9
Benefit for income taxes	(6.0)	(22.4)
Net loss (income) attributable to non-controlling interests	0.2	(1.1)
Corporate and Other net operating loss	$(21.6)	$(21.8)
(1)Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website https://ir.assurant.com/investor/default.aspx

Assurant, Inc.
Consolidated Statement of Operations (unaudited)
Three Months Ended March 31, 2021 and 2020

	1Q
	2021	2020
($ in millions except number of shares and per share amounts)
Revenues
Net earned premiums	$2,105.6	$2,065.5
Fees and other income	249.9	383.6
Net investment income	76.3	83.6
Net realized gains (losses) on investments	0.8	(84.0)
Total revenues	2,432.6	2,448.7
Benefits, losses and expenses
Policyholder benefits	528.7	535.2
Selling, underwriting, general and administrative expenses	1,682.4	1,787.9
Interest expense	28.4	25.5
Total benefits, losses and expenses	2,239.5	2,348.6
Income from continuing operations before provision (benefit) for income taxes	193.1	100.1
Provision (benefit) for income taxes	44.6	(48.5)
Net income from continuing operations	148.5	148.6
Net income from discontinued operations	14.3	7.2
Net income	162.8	155.8
Less: Net loss (income) attributable to non-controlling interests	0.2	(1.1)
Net income attributable to stockholders	163.0	154.7
Less: Preferred stock dividends	(4.7)	(4.7)
Net income attributable to common stockholders	$158.3	$150.0

Net income from continuing operations per share:
Basic	$2.43	$2.36
Diluted	$2.41	$2.32

Common stock dividends per share	$0.66	$0.63

Share data:
Basic weighted average shares outstanding	59,192,880	60,602,911

Diluted weighted average shares outstanding	61,783,392	63,626,926

Assurant, Inc.
Consolidated Condensed Balance Sheets (unaudited)
At March 31, 2021 and December 31, 2020

	March 31,	December 31,
	2021	2020
	($ in millions)
Assets
Investments and cash and cash equivalents	$9,521.3	$10,430.4
Reinsurance recoverables	6,528.1	6,605.4
Deferred acquisition costs	7,649.7	7,388.0
Goodwill	2,586.0	2,589.3
Value of business acquired	988.0	1,152.2
Assets held in separate accounts	11.3	11.5
Other assets	3,634.7	3,254.4
Assets held for sale	13,491.5	13,218.7
Total assets	$44,410.6	$44,649.9

Liabilities
Policyholder benefits and claims payable	$2,934.5	$2,968.8
Unearned premiums	17,301.0	17,293.1
Debt	2,203.7	2,252.9
Liabilities related to separate accounts	11.3	11.5
Accounts payable and other liabilities	3,769.3	4,057.5
Liabilities held for sale	12,365.2	12,111.3
Total liabilities	38,585.0	38,695.1

Stockholders’ equity
Equity, excluding accumulated other comprehensive income	5,317.7	5,241.6
Accumulated other comprehensive income	504.5	709.8
Total Assurant, Inc. stockholders’ equity	5,822.2	5,951.4
Non-controlling interest	3.4	3.4
Total equity	5,825.6	5,954.8
Total liabilities and equity	$44,410.6	$44,649.9